Exhibit 99.1

Grace News
Media Relations Rich Badmington T +1 410.531.4370 rich.badmington@grace.com	Investor Relations Tania Almond T +1 410.531.4590 tania.almond@grace.com

Grace Reports Fourth Quarter and Full-Year 2017 Results

•	Net sales for the quarter of $459.5 million up 4%; net sales for the full year of $1.7 billion up 7%

•	Diluted EPS from continuing operations for the quarter of $(1.81) and for the full year of $0.16, including a charge of $2.10 per share related to U.S. tax reform

•	Adjusted EPS for the quarter of $0.98 up 3% and for the full year of $3.40 up 10%

•	Net cash flow provided by operating activities for the full year of $319.2 million, up 19% and Adjusted Free Cash Flow of $274.0 million, up 16%

•	Increasing annual cash dividend 14% and declaring quarterly cash dividend of $0.24 per share
COLUMBIA, MD - February 8, 2018 - W. R. Grace & Co. (NYSE: GRA) announced that fourth quarter net sales of $459.5 million increased 4% compared with the prior-year quarter. Loss from continuing operations attributable to Grace for the fourth quarter was $123.0 million, or $1.81 per diluted share, compared with income of $17.3 million, or $0.25 per diluted share in the prior-year quarter. Fourth quarter results include a charge of $143 million to reflect the estimated impacts of U.S. tax reform. Fourth quarter Adjusted EBIT decreased 3% to $115.1 million, and fourth quarter Adjusted EPS increased 3% to $0.98 per diluted share.
“I am proud of the way the company delivered seven percent top line growth and ten percent Adjusted EPS growth, overcoming the early obstacles in 2017," said Fred Festa, Grace’s Chairman and Chief Executive Officer. "The company is well positioned to take advantage of market opportunities and strong demand for our differentiated products."
For the twelve months ended December 31, 2017, net sales of $1,716.5 million increased 7% compared with the prior-year period. Income from continuing operations attributable to Grace was $11.2 million for the twelve months, compared with $107.0 million for the prior-year period, and full-year diluted earnings per share were $0.16 compared with $1.52 for the prior-year period. Adjusted EBIT of $414.0 million increased 3% from the prior-year period, and full year Adjusted EPS increased 10%.

Grace Catalysts Technologies
Fourth quarter sales for Catalysts Technologies, which includes catalysts and additives for refinery, plastics, and other chemical process applications, as well as polypropylene process technology, were $344.7 million, an increase of 5% compared with the prior-year quarter primarily due to higher sales volumes and favorable currency translation, partially offset by a decrease in average price due to customer mix.
Gross margin was 42.1% compared with 43.5% in the prior-year quarter, a decrease of 140 basis points primarily due to higher manufacturing costs, including raw materials, and customer and product mix.
Operating income of $109.3 million increased 1% compared with the prior-year quarter. The increase was primarily due to higher sales volumes and favorable currency translation, partially offset by higher

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manufacturing costs and lower income from the ART joint venture. Operating margin was 31.7%, a decrease of 100 basis points compared with the prior-year quarter. The ART joint venture contributed $8.0 million to operating income compared with $11.8 million in the prior-year quarter.
Grace Materials Technologies
Fourth quarter sales for Materials Technologies, which includes coatings, consumer, pharmaceutical and chemical process applications, were $114.8 million, an increase of 3% compared with the prior-year quarter primarily due to growth in silica sales volumes, favorable currency translation and an acquisition, partially offset by lower pharmaceutical fine chemical sales.
Gross margin was 37.0%, a decrease of 360 basis points compared with the prior-year quarter. The decrease was primarily due to higher manufacturing costs, including raw materials, and product and regional mix.
Operating income of $25.2 million decreased 13% compared with the prior-year quarter. The decrease was due to lower gross profit, partially offset by favorable currency translation and the acquisition. Operating margin was 22.0%, a decrease of 390 basis points compared with the prior-year quarter.
Other Expenses/Income in Adjusted EBIT
Total corporate costs were $16.1 million for the fourth quarter, an increase of $1.1 million compared with the prior-year quarter due to higher incentive compensation costs.
Certain pension costs of $3.3 million increased $0.3 million compared with the prior-year quarter, primarily due to foreign currency translation.
Interest Expense
Net interest expense was $19.5 million for the fourth quarter compared with $19.9 million in the prior-year quarter. The weighted average cash interest rate for the fourth quarter was 4.5%.
Income Taxes
Income taxes paid in cash, net of refunds, were $27.6 million during the twelve months ended December 31, 2017. We have not had to pay U.S. federal income taxes in recent years due to available tax deductions and credits that fully offset our U.S. tax liability.
We recorded a provisional charge of $143 million in the fourth quarter to reflect the estimated impacts of the U.S. Tax Cuts and Jobs Act of 2017, including the U.S. tax on deemed repatriated earnings of non-U.S. subsidiaries, the write-down of net U.S. deferred tax assets to reflect the reduction in corporate tax rates, and the effects of the implementation of the territorial tax system. The impacts of the legislation may differ from the estimate, possibly materially, and the amount of the provisional charge may be adjusted over the course of 2018 due to changes in interpretations and assumptions we have made, guidance that may be issued, and actions we may take as a result of the tax legislation.
Cash Flow
Net cash provided by operating activities from continuing operations for the twelve months ended December 31, 2017, was $319.2 million compared with $267.5 million in the prior-year period, an increase of 19%. The increase was primarily due to higher pretax income and lower net cash taxes paid, partially offset by the first quarter payment of $30 million to satisfy a deferred payment obligation.
Adjusted Free Cash Flow was $274.0 million for the twelve months ended December 31, 2017, an increase of 16% compared with the prior-year period.

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Share Repurchase Program
In the fourth quarter we did not repurchase any shares in anticipation of the acquisition of the polyolefin catalysts business. During the twelve months ended December 31, 2017, we spent $65.0 million to repurchase approximately 935,000 shares of our outstanding common stock.
Dividend
Today Grace announced that its Board of Directors approved a 14% increase in the company's regular annual cash dividend rate from $0.84 to $0.96 per common share. The increase will be effective with the $0.24 per common share dividend payable March 22, 2018, to shareholders of record at the close of business on March 1, 2018.
2018 Outlook
As of February 8, 2018, our outlook for 2018 is as follows:

•	Sales growth of 8%-10% (4%-6% organically)

•	Adjusted EBIT in the range of $440-$450 million, up 6%-9%

•	Adjusted EPS in the range of $3.72-$3.82 per share, up 9%-12%

•	Adjusted Free Cash Flow in the range of $210-$250 million, reflecting increased growth and productivity capital spending

Our outlook assumes the anticipated polyolefin catalysts acquisition is completed by March 31, 2018. In addition, we expect an adjusted effective tax rate between 27%-28%, which reflects the estimated effects of U.S. tax reform excluding any adjustments to the provisional charge described above, as well as the incremental temporary increase to anti-base erosion taxes that results from our U.S. net operating losses.
We are unable to estimate the annual mark-to-market pension adjustment, 2018 net income, or diluted EPS.
Investor Call
We will discuss these results during an investor conference call and webcast today starting at 9:00 a.m. ET. To access the call and webcast, interested participants should go to the Investors portion of our website, www.grace.com, and click on the webcast link.
Those without access to the Internet can participate by dialing +1 844.515.9173 (U.S.) or +1 574.990.9421 (International). The participant passcode is 4885105. Investors are advised to dial into the call at least ten minutes early in order to register.
An audio replay will be available after 1:00 p.m. ET on February 8. For one week, the replay will be accessible by dialing +1 855.859.2056 (U.S.) or +1 404.537.3406 (International) and entering the participant passcode 4885105. The webcast replay or transcript will be available for one year on the company's website.
***
About Grace
Built on talent, technology, and trust, Grace is a leading global supplier of catalysts and engineered materials. The company’s two industry-leading business segments—Catalysts Technologies and Materials Technologies—provide innovative products, technologies, and services that enhance the products and processes of our customers around the world. With approximately 3,700 employees, Grace operates and/or sells to customers in over 60 countries. More information about Grace is available at grace.com.

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Forward-Looking Statements
This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the costs and availability of raw materials, energy and transportation; the effectiveness of its research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's pension obligations; its legal and environmental proceedings; environmental compliance costs; Grace's ability to realize the anticipated benefits of the separation transaction; the inability to establish or maintain certain business relationships; the inability to hire or retain key personnel; natural disasters such as storms and floods, and force majeure events; changes in tax laws and regulations; the potential effects of cyberattacks; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the Internet at www.sec.gov. Reported results should not be considered as an indication of future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as of the dates those projections and statements are made. Grace undertakes no obligation to release publicly any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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W. R. Grace & Co. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2017	2016	2017	2016
Net sales	$459.5	$440.8	$1,716.5	$1,598.6
Cost of goods sold	292.0	279.0	1,053.2	942.7
Gross profit	167.5	161.8	663.3	655.9
Selling, general and administrative expenses	101.3	107.3	308.6	308.8
Research and development expenses	14.1	12.6	53.5	48.8
Restructuring and repositioning expenses	9.7	10.0	26.7	38.6
Equity in earnings of unconsolidated affiliate	(8.0)	(11.8)	(25.9)	(29.8)
Provision for environmental remediation, net	4.8	9.3	24.4	28.7
Interest expense and related financing costs	19.8	19.9	79.5	81.5
Other (income) expense, net	(2.4)	—	(14.4)	13.3
Total costs and expenses	139.3	147.3	452.4	489.9
Income (loss) from continuing operations before income taxes	28.2	14.5	210.9	166.0
(Provision for) benefit from income taxes	(151.3)	3.1	(200.5)	(59.0)
Income (loss) from continuing operations	(123.1)	17.6	10.4	107.0
Income (loss) from discontinued operations, net of income taxes	—	(2.0)	—	(12.9)
Net income (loss)	(123.1)	15.6	10.4	94.1
Less: Net (income) loss attributable to noncontrolling interests	0.1	(0.3)	0.8	—
Net income (loss) attributable to W. R. Grace & Co. shareholders	$(123.0)	$15.3	$11.2	$94.1
Amounts Attributable to W. R. Grace & Co. Shareholders:
Income (loss) from continuing operations attributable to W. R. Grace & Co. shareholders	$(123.0)	$17.3	$11.2	$107.0
Income (loss) from discontinued operations, net of income taxes	—	(2.0)	—	(12.9)
Net income (loss) attributable to W. R. Grace & Co. shareholders	$(123.0)	$15.3	$11.2	$94.1
Earnings Per Share Attributable to W. R. Grace & Co. Shareholders
Basic earnings per share:
Income (loss) from continuing operations	$(1.81)	$0.25	$0.16	$1.53
Income (loss) from discontinued operations, net of income taxes	—	(0.03)	—	(0.19)
Net income (loss)	$(1.81)	$0.22	$0.16	$1.34
Weighted average number of basic shares	67.8	69.1	68.1	70.1
Diluted earnings per share:
Income (loss) from continuing operations	$(1.81)	$0.25	$0.16	$1.52
Income (loss) from discontinued operations, net of income taxes	—	(0.03)	—	(0.19)
Net income (loss)	$(1.81)	$0.22	$0.16	$1.33
Weighted average number of diluted shares	67.8	69.4	68.2	70.5
Dividends per common share	$0.21	$0.17	$0.84	$0.51

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Consolidated Statements of Cash Flows (unaudited)

	Year Ended December 31,
(In millions)	2017	2016
OPERATING ACTIVITIES
Net income	$10.4	$94.1
Less: loss (income) from discontinued operations	—	12.9
Income from continuing operations	10.4	107.0
Reconciliation to net cash provided by (used for) operating activities from continuing operations:
Depreciation and amortization	111.5	100.3
Equity in earnings of unconsolidated affiliate	(25.9)	(29.8)
Dividends received from unconsolidated affiliate	19.0	31.0
Costs related to legacy product, environmental and other claims	30.8	35.4
Cash paid for legacy product, environmental and other claims	(54.5)	(24.6)
Provision for income taxes	200.5	59.0
Cash paid for income taxes	(61.8)	(96.6)
Income tax refunds received	34.2	11.4
Loss on early extinguishment of debt	—	11.1
Interest expense and related financing costs	79.5	81.5
Cash paid for interest	(70.2)	(75.7)
Defined benefit pension expense	64.1	72.6
Cash paid under defined benefit pension arrangements	(17.8)	(15.9)
Accounts receivable reserve—Venezuela	10.0	—
Changes in assets and liabilities, excluding effect of currency translation and acquisitions:
Trade accounts receivable	5.1	(15.7)
Inventories	4.4	(0.6)
Accounts payable	(2.5)	32.0
All other items, net	(17.6)	(14.9)
Net cash provided by (used for) operating activities from continuing operations	319.2	267.5
INVESTING ACTIVITIES
Capital expenditures	(125.2)	(116.9)
Business acquired	(3.5)	(246.5)
Proceeds from sale of assets	0.6	13.7
Other investing activities	(1.8)	4.7
Net cash provided by (used for) investing activities from continuing operations	(129.9)	(345.0)
FINANCING ACTIVITIES
Borrowings under credit arrangements	114.4	39.4
Repayments under credit arrangements	(143.9)	(633.0)
Cash paid for repurchases of common stock	(65.0)	(195.1)
Proceeds from exercise of stock options	16.4	17.0
Dividends paid to shareholders	(57.3)	(36.0)
Distribution from GCP	—	750.0
Other financing activities	0.6	(2.5)
Net cash provided by (used for) financing activities from continuing operations	(134.8)	(60.2)
Effect of currency exchange rate changes on cash and cash equivalents	7.7	(3.0)
Increase (decrease) in cash and cash equivalents from continuing operations	62.2	(140.7)
Cash flows from discontinued operations
Net cash provided by (used for) operating activities	—	23.9
Net cash provided by (used for) investing activities	—	(9.5)
Net cash provided by (used for) financing activities	—	31.4
Effect of currency exchange rate changes on cash and cash equivalents	—	(1.0)
Increase (decrease) in cash and cash equivalents from discontinued operations	—	44.8
Net increase (decrease) in cash and cash equivalents	62.2	(95.9)
Less: cash and cash equivalents of discontinued operations	—	(143.4)
Cash and cash equivalents, beginning of period	90.6	329.9
Cash and cash equivalents, end of period	$152.8	$90.6

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Consolidated Balance Sheets (unaudited)

	December 31,
(In millions, except par value and shares)	2017	2016
ASSETS
Current Assets
Cash and cash equivalents	$152.8	$90.6
Restricted cash and cash equivalents	10.7	10.0
Trade accounts receivable, less allowance of $11.7 (2016—$2.2)	285.2	273.9
Inventories	230.9	228.0
Other current assets	45.7	52.3
Total Current Assets	725.3	654.8
Properties and equipment, net of accumulated depreciation and amortization of $1,463.4 (2016—$1,327.5)	799.1	729.6
Goodwill	402.4	394.2
Technology and other intangible assets, net	255.4	269.1
Deferred income taxes	556.5	709.4
Investment in unconsolidated affiliate	125.9	117.6
Other assets	39.1	37.1
Total Assets	$2,903.7	$2,911.8
LIABILITIES AND EQUITY
Current Liabilities
Debt payable within one year	$20.1	$76.5
Accounts payable	210.3	195.4
Other current liabilities	203.8	208.9
Total Current Liabilities	434.2	480.8
Debt payable after one year	1,523.8	1,507.6
Underfunded and unfunded defined benefit pension plans	502.4	424.3
Other liabilities	180.0	126.7
Total Liabilities	2,640.4	2,539.4
Equity
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 67,780,410 (2016—68,309,431)	0.7	0.7
Paid-in capital	477.6	487.3
Retained earnings	573.1	619.3
Treasury stock, at cost: shares: 9,676,217 (2016—9,147,196)	(834.9)	(804.9)
Accumulated other comprehensive income (loss)	39.9	66.4
Total W. R. Grace & Co. Shareholders' Equity	256.4	368.8
Noncontrolling interests	6.9	3.6
Total Equity	263.3	372.4
Total Liabilities and Equity	$2,903.7	$2,911.8

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited)

	Three Months Ended December 31,			Year Ended December 31,
(In millions, except per share amounts)	2017	2016	% Change	2017	2016	% Change
Net sales:
Catalysts Technologies	$344.7	$328.9	4.8%	$1,276.5	$1,163.7	9.7%
Materials Technologies	114.8	111.9	2.6%	440.0	434.9	1.2%
Total Grace net sales	$459.5	$440.8	4.2%	$1,716.5	$1,598.6	7.4%
Net sales by region:
North America	$130.7	$120.2	8.7%	$486.0	$490.7	(1.0)%
Europe Middle East Africa	181.9	175.4	3.7%	667.7	647.8	3.1%
Asia Pacific	124.8	117.0	6.7%	459.8	348.9	31.8%
Latin America	22.1	28.2	(21.6)%	103.0	111.2	(7.4)%
Total net sales by region	$459.5	$440.8	4.2%	$1,716.5	$1,598.6	7.4%
Performance measures:
Adjusted EBIT(A)(B):
Catalysts Technologies segment operating income	$109.3	$107.7	1.5%	$395.4	$367.8	7.5%
Materials Technologies segment operating income	25.2	29.0	(13.1)%	100.6	104.0	(3.3)%
Corporate costs	(16.1)	(15.0)	(7.3)%	(69.0)	(59.4)	(16.2)%
Gain on termination and curtailment of postretirement plans related to current businesses	—	0.2	NM	—	0.2	NM
Certain pension costs(C)	(3.3)	(3.0)	(10.0)%	(13.0)	(12.3)	(5.7)%
Adjusted EBIT	115.1	118.9	(3.2)%	414.0	400.3	3.4%
Pension MTM adjustment and other related costs, net	(49.2)	(61.4)		(51.1)	(60.3)
Costs related to legacy product, environmental and other claims, net	(5.3)	(11.2)		(30.8)	(35.4)
Restructuring and repositioning expenses	(9.7)	(10.0)		(26.7)	(38.6)
Accounts receivable reserve—Venezuela	—	—		(10.0)	—
Third-party acquisition-related costs	(2.5)	—		(2.9)	(2.5)
Income and expense items related to divested businesses	(1.0)	0.4		(2.3)	0.1
Loss on early extinguishment of debt	—	—		—	(11.1)
Amortization of acquired inventory fair value adjustment	—	(3.9)		—	(8.0)
Gain (loss) on sale of product line	0.4	1.0		—	1.7
Gain on curtailment of postretirement plans related to divested businesses	—	0.3		—	0.3
Interest expense, net	(19.5)	(19.9)	2.0%	(78.5)	(80.5)	2.5%
(Provision for) benefit from income taxes	(151.3)	3.1	NM	(200.5)	(59.0)	NM
Income from continuing operations attributable to W. R. Grace & Co. shareholders	$(123.0)	$17.3	NM	$11.2	$107.0	(89.5)%
Diluted EPS from continuing operations	$(1.81)	$0.25	NM	$0.16	$1.52	(89.5)%
Adjusted EPS(A)	$0.98	$0.95	3.2%	$3.40	$3.10	9.7%

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited) (continued)

	Three Months Ended December 31,			Year Ended December 31,
(In millions)	2017	2016	% Change	2017	2016	% Change
Adjusted profitability performance measures(A)(B)(C):
Gross Margin:
Catalysts Technologies	42.1%	43.5%	(1.4) pts	40.8%	44.4%	(3.6) pts
Materials Technologies	37.0%	40.6%	(3.6) pts	37.9%	39.6%	(1.7) pts
Adjusted Gross Margin	40.8%	42.8%	(2.0) pts	40.1%	43.1%	(3.0) pts
Amortization of acquired inventory fair value adjustment	—%	(0.9)%	NM	—%	(0.5)%	NM
Pension costs in cost of goods sold	(4.4)%	(5.2)%	0.8 pts	(1.5)%	(1.6)%	0.1 pts
Total Grace	36.4%	36.7%	(0.3) pts	38.6%	41.0%	(2.4) pts
Adjusted EBIT:
Catalysts Technologies	$109.3	$107.7	1.5%	$395.4	$367.8	7.5%
Materials Technologies	25.2	29.0	(13.1)%	100.6	104.0	(3.3)%
Corporate, pension, and other	(19.4)	(17.8)	(9.0)%	(82.0)	(71.5)	(14.7)%
Total Grace	115.1	118.9	(3.2)%	414.0	400.3	3.4%
Depreciation and amortization:
Catalysts Technologies	$22.5	$20.9	7.7%	$87.1	$77.4	12.5%
Materials Technologies	5.1	4.8	6.3%	19.6	19.5	0.5%
Corporate	1.3	0.8	62.5%	4.8	3.4	41.2%
Total Grace	28.9	26.5	9.1%	111.5	100.3	11.2%
Adjusted EBITDA:
Catalysts Technologies	$131.8	$128.6	2.5%	$482.5	$445.2	8.4%
Materials Technologies	30.3	33.8	(10.4)%	120.2	123.5	(2.7)%
Corporate, pension, and other	(18.1)	(17.0)	(6.5)%	(77.2)	(68.1)	(13.4)%
Total Grace	144.0	145.4	(1.0)%	525.5	500.6	5.0%
Adjusted EBIT margin:
Catalysts Technologies	31.7%	32.7%	(1.0) pts	31.0%	31.6%	(0.6) pts
Materials Technologies	22.0%	25.9%	(3.9) pts	22.9%	23.9%	(1.0) pts
Total Grace	25.0%	27.0%	(2.0) pts	24.1%	25.0%	(0.9) pts
Adjusted EBITDA margin:
Catalysts Technologies	38.2%	39.1%	(0.9) pts	37.8%	38.3%	(0.5) pts
Materials Technologies	26.4%	30.2%	(3.8) pts	27.3%	28.4%	(1.1) pts
Total Grace	31.3%	33.0%	(1.7) pts	30.6%	31.3%	(0.7) pts

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited) (continued)

	Year Ended December 31,
(In millions)	2017	2016
Cash flow measure(A):
Net cash provided by (used for) operating activities from continuing operations	$319.2	$267.5
Capital expenditures	(125.2)	(116.9)
Free Cash Flow	194.0	150.6
Cash paid for legacy product, environmental and other claims	54.5	24.6
Cash paid for restructuring	13.8	16.0
Cash paid for repositioning	11.0	35.5
Cash paid for third-party acquisition-related costs	0.7	2.3
Cash paid for taxes related to repositioning	—	5.0
Capital expenditures related to repositioning	—	2.0
Adjusted Free Cash Flow	$274.0	$236.0

	Four Quarters Ended
(In millions)	December 31, 2017	December 31, 2016
Calculation of Adjusted EBIT Return On Invested Capital (trailing four quarters)(A):
Adjusted EBIT	$414.0	$400.3
Invested Capital:
Trade accounts receivable	285.2	273.9
Inventories	230.9	228.0
Accounts payable	(210.3)	(195.4)
	305.8	306.5
Other current assets (excluding income taxes)	38.8	32.0
Properties and equipment, net	799.1	729.6
Goodwill	402.4	394.2
Technology and other intangible assets, net	255.4	269.1
Investment in unconsolidated affiliate	125.9	117.6
Other assets (excluding capitalized financing fees)	37.4	34.9
Other current liabilities (excluding income taxes, legacy environmental matters, accrued interest, and restructuring)	(144.6)	(144.4)
Other liabilities (excluding income taxes and legacy environmental matters)	(124.4)	(89.3)
Total invested capital	$1,695.8	$1,650.2
Adjusted EBIT Return On Invested Capital	24.4%	24.3%

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Adjusted Earnings Per Share (unaudited)

	Three Months Ended December 31,
	2017				2016
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted earnings per share from continuing operations				$(1.81)				$0.25
Pension MTM adjustment and other related costs, net	$49.2	$17.0	$32.2	0.47	$61.4	$20.9	$40.5	0.58
Restructuring and repositioning expenses	9.7	2.9	6.8	0.10	10.0	2.1	7.9	0.11
Costs (benefit) related to legacy product, environmental and other claims	5.3	2.0	3.3	0.05	11.2	4.2	7.0	0.10
Third-party acquisition-related costs	2.5	1.0	1.5	0.02	—	—	—	—
Income and expense items related to divested businesses	1.0	0.3	0.7	0.01	(0.4)	(0.1)	(0.3)	—
(Gain) loss on sale of product line	(0.4)	(0.1)	(0.3)	—	(1.0)	(0.3)	(0.7)	(0.01)
Amortization of acquired inventory fair value adjustment	—	—	—	—	3.9	1.5	2.4	0.03
Gain on curtailment of postretirement plans related to divested businesses	—	—	—	—	(0.3)	(0.1)	(0.2)	—
Discrete tax items:
Provisional charge related to the U.S. Tax Cuts and Jobs Act of 2017		(143.0)	143.0	2.11		—	—	—
Discrete tax items, including adjustments to uncertain tax positions		(2.2)	2.2	0.03		7.9	(7.9)	(0.11)
Adjusted EPS(A)				$0.98				$0.95

	Year Ended December 31,
	2017				2016
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted earnings per share from continuing operations				$0.16				$1.52
Pension MTM adjustment and other related costs, net	$51.1	$17.4	$33.7	0.49	$60.3	$19.8	$40.5	0.57
Costs (benefit) related to legacy product, environmental and other claims	30.8	11.4	19.4	0.28	35.4	13.2	22.2	0.31
Restructuring and repositioning expenses	26.7	8.9	17.8	0.26	38.6	11.6	27.0	0.38
Accounts receivable reserve—Venezuela	10.0	3.5	6.5	0.10	—	—	—	—
Third-party acquisition-related costs	2.9	1.1	1.8	0.03	2.5	0.7	1.8	0.03
Income and expense items related to divested businesses	2.3	0.8	1.5	0.02	(0.1)	—	(0.1)	—
Loss on early extinguishment of debt	—	—	—	—	11.1	4.1	7.0	0.10
Amortization of acquired inventory fair value adjustment	—	—	—	—	8.0	3.0	5.0	0.07
(Gain) loss on sale of product line	—	—	—	—	(1.7)	(0.6)	(1.1)	(0.02)
Gain on curtailment of postretirement plans related to divested businesses	—	—	—	—	(0.3)	(0.1)	(0.2)	—
Discrete tax items:
Provisional charge related to the U.S. Tax Cuts and Jobs Act of 2017		(143.0)	143.0	2.10		—	—	—
Discrete tax items, including adjustments to uncertain tax positions		2.7	(2.7)	(0.04)		(9.8)	9.8	0.14
Adjusted EPS(A)				$3.40				$3.10

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Notes to the Financial Information

(A)
In the above charts, Grace presents financial information in accordance with U.S. generally accepted accounting principles (U.S. GAAP), as well as the non-GAAP financial information described below. Grace believes that this non-GAAP financial information provides useful supplemental information about the performance of its businesses, improves period-to-period comparability and provides clarity on the information management uses to evaluate the performance of its businesses. In the above charts, Grace has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered as a substitute for financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from those results should be evaluated carefully.

Grace defines these non-GAAP financial measures as follows:

•
Adjusted EBIT means income from continuing operations attributable to W. R. Grace & Co. shareholders adjusted for interest income and expense; income taxes; costs related to legacy product, environmental and other claims; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to divested businesses, product lines, and certain other investments; gains and losses on sales of businesses, product lines, and certain other investments; third-party acquisition-related costs and the amortization of acquired inventory fair value adjustment; and certain other items that are not representative of underlying trends.

•	Adjusted EBITDA means Adjusted EBIT adjusted for depreciation and amortization.

•
Adjusted EBIT Return On Invested Capital means Adjusted EBIT (on a trailing four quarters basis) divided by the sum of net working capital, properties and equipment and certain other assets and liabilities.

•	Adjusted Gross Margin means gross margin adjusted for pension-related costs included in cost of goods sold and the amortization of acquired inventory fair value adjustment.

•
Adjusted EPS means diluted EPS from continuing operations adjusted for costs related to legacy product, environmental and other claims; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to divested businesses, product lines, and certain other investments; gains and losses on sales of businesses, product lines, and certain other investments; third-party acquisition-related costs and the amortization of acquired inventory fair value adjustment; certain other items that are not representative of underlying trends; and certain discrete tax items.

•
Adjusted ETR means the effective tax rate on Adjusted EBIT less net interest expense, plus or minus certain discrete items (such as changes in tax laws and APB 23 reserves) and the incremental temporary increase to anti-base erosion taxes that results from our U.S. net operating losses.

•
Adjusted Free Cash Flow means net cash provided by or used for operating activities from continuing operations minus capital expenditures plus cash flows related to legacy product, environmental and other claims; cash paid for restructuring and repositioning; capital expenditures related to repositioning; cash paid for third-party acquisition-related costs; and accelerated payments under defined benefit pension arrangements.

Adjusted EBIT, Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, Adjusted EPS and Adjusted Free Cash Flow do not purport to represent income or liquidity measures as defined under U.S. GAAP, and should not be considered as alternatives to such measures as an indicator of Grace's performance or liquidity.
Grace uses Adjusted EBIT as a performance measure in significant business decisions and in determining certain incentive compensation. Grace uses Adjusted EBIT as a performance measure because it provides improved period-to-period comparability for decision making and compensation purposes, and because it better measures the ongoing earnings results of its strategic and operating decisions by excluding the

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earnings effects of legacy product, environmental and other claims; restructuring and repositioning activities; divested businesses; the effects of acquisitions; and certain other items that are not representative of underlying trends.

Grace uses Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, and Adjusted EPS as performance measures and may use these measures in determining certain incentive compensation. Grace uses Adjusted EBIT Return On Invested Capital in making operating and investment decisions and in balancing the growth and profitability of operations.
Grace uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, and to provide a return of capital to shareholders. Grace also uses Adjusted Free Cash Flow as a performance measure in determining certain incentive compensation.
These measures are provided to investors and others to improve the period-to-period comparability and peer-to-peer comparability of Grace’s financial results, and to ensure that investors and others understand the information Grace uses to evaluate the performance of its businesses. They distinguish the operating results of Grace's current business base from the costs of Grace's legacy product, environmental and other claims; restructuring and repositioning activities; divested businesses; and other items discussed above. These measures may have material limitations due to the exclusion or inclusion of amounts that are included or excluded, respectively, in the most directly comparable measures calculated and presented in accordance with U.S. GAAP and thus investors and others should review carefully the financial results calculated in accordance with U.S. GAAP.
Grace is unable without unreasonable efforts to estimate the annual mark-to-market pension adjustment, 2018 net income, or diluted EPS. Without the availability of this significant information, Grace is unable to provide reconciliations for the forward-looking information set forth in the 2018 Outlook, above.

(B)	Grace's segment operating income includes only Grace's share of income from consolidated and unconsolidated joint ventures.

(C)
Certain pension costs include only ongoing costs recognized quarterly, which include service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits. Catalysts Technologies and Materials Technologies segment operating income and corporate costs do not include any amounts for pension expense. Other pension related costs including annual mark-to-market adjustments and actuarial gains and losses are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of Grace's businesses and significantly affect the peer-to-peer and period-to-period comparability of our financial results. Mark-to-market adjustments and actuarial gains and losses relate primarily to changes in financial market values and actuarial assumptions and are not directly related to the operation of Grace's businesses.

NM - Not Meaningful

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